EXHIBIT 2.1

                            SHARE EXCHANGE AGREEMENT


                            DATED AS OF JUNE 4, 2003



                                      AMONG



                              LIFE PETROLEUM, INC.,

                               THE TAG GROUP, INC.

                                       AND

                                TAG STOCKHOLDERS
                               (AS DEFINED HEREIN)


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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I             DEFINITIONS..............................................1

ARTICLE II            EXCHANGE.................................................3
     Section 2.1      Exchange of TAG Stock....................................3
     Section 2.2      Series A Shares..........................................3
     Section 2.3      The Closing..............................................3
     Section 2.4      Deliveries by the Company at the Closing.................3
     Section 2.5      Deliveries by the TAG Stockholders at the Closing........4
     Section 2.6      Deliveries by TAG at the Closing.........................4

ARTICLE III           CONDITIONS TO THE OBLIGATIONS OF TAG
                      AND THE TAG STOCKHOLDERS.................................4
     Section 3.1      Approval of Series A. Shares.............................4
     Section 3.2      Exchange by Other TAG Stockholders.......................5
     Section 3.3      Accuracy of Representations and Warranties...............5
     Section 3.4      Performance..............................................5
     Section 3.5      Approval.................................................5
     Section 3.6      Due Diligence............................................5
     Section 3.7      Financial Statements.....................................5
     Section 3.8      No Restraint.............................................5

ARTICLE IV            CONDITIONS TO THE OBLIGATIONS
                      OF THE COMPANY...........................................5
     Section 4.1      Exchange by the TAG Stockholders.........................5
     Section 4.2      Accuracy of Representations and Warranties...............5

ARTICLE V             REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY ..........................................6
     Section 5.1      Organization and Standing................................6
     Section 5.2      Corporate Power..........................................6
     Section 5.3      Capitalization...........................................6
     Section 5.4      Subsidiaries.............................................6
     Section 5.5      Authorization............................................7
     Section 5.6      No Violation; Consents...................................7
     Section 5.7      Securities Laws Compliance...............................7
     Section 5.8      Litigation...............................................8
     Section 5.9      Employees................................................8
     Section 5.10     Brokers or Finders; Other Offers.........................8
     Section 5.11     Disclosure...............................................8
     Section 5.12     Agreements; Action.......................................8
     Section 5.13     Tax Returns and Payments.................................9

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     Section 5.14     Intellectual Property....................................9
     Section 5.15     Registration Rights......................................9
     Section 5.16     Anti-Dilution and Other Shares...........................9
     Section 5.17     Real Property............................................9
     Section 5.18     SEC Documents............................................9
     Section 5.19     Financial Statements....................................10
     Section 5.20     Events Subsequent to Financial Statements...............10
     Section 5.21     Compliance with Instruments and Laws; None Burdensome...10
     Section 5.22     Issuance of Shares......................................11
     Section 5.23     Liabilities.............................................11
     Section 5.24     Restrictions on Business Activities.....................11

ARTICLE VI            REPRESENTATIONS AND WARRANTIES OF THE TAG
                      STOCKHOLDERS............................................11
     Section 6.1      Title; Authority; Enforceability........................11
     Section 6.2      No Conflicts; Consents..................................12
     Section 6.3      TAG Stockholder Acknowledgements........................12
     Section 6.4      Balance Sheet...........................................13

ARTICLE VII           REPRESENTATIONS AND WARRANTIES OF TAG...................13
     Section 7.1      Organization and Standing; Articles and Bylaws..........13
     Section 7.2      Corporate Power.........................................13
     Section 7.3      Capitalization..........................................14
     Section 7.4      Subsidiaries............................................14
     Section 7.5      Authorization...........................................14
     Section 7.6      No Violation; Consents..................................14
     Section 7.7      Litigation..............................................15
     Section 7.8      Employees...............................................15
     Section 7.9      Brokers or Finders; Other Offers........................15
     Section 7.10     Disclosure..............................................15
     Section 7.11     Agreements; Action......................................16
     Section 7.12     Tax Returns and Payments................................16
     Section 7.13     Intellectual Property...................................16
     Section 7.14     Registration Rights.....................................16
     Section 7.15     Anti-Dilution and Other Shares..........................16
     Section 7.16     Real Property...........................................16

ARTICLE VIII          POST-CLOSING COVENANTS..................................16
     Section 8.1      Funding.................................................16
     Section 8.2      Listing the Company Common Stock........................16
     Section 8.3      Form 8-K................................................17
     Section 8.4      Company Matters.........................................17

ARTICLE IX            MISCELLANEOUS...........................................17
     Section 9.1      Notices.................................................17
     Section 9.2      Fees and Expenses.......................................18

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     Section 9.3      Specific Performance....................................18
     Section 9.4      Entire Agreement; Waivers and Amendments ...............18
     Section 9.5      Assignment; Binding Effect..............................18
     Section 9.6      Severability............................................18
     Section 9.7      No Third Party Beneficiaries............................19
     Section 9.8      Governing Law...........................................19
     Section 9.9      Interpretation..........................................19
     Section 9.10     Captions................................................19
     Section 9.11     Counterparts............................................19

Schedules

Schedule A        TAG Stockholders
Schedule 5.13     Company Tax Returns
Schedule 5.19     Company Financial Statements
Schedule 7.4      TAG Subsidiaries

Exhibits

Exhibit A         Articles of Incorporation of the Company
Exhibit 2.2       Certificate of Designations for Series A Shares
Exhibit 6.4       TAG Balance Sheet
Exhibit 7.3       Convey Agreement and Plan of Merger


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                            SHARE EXCHANGE AGREEMENT

         This SHARE EXCHANGE AGREEMENT (this "Agreement") dated as of June 4, 2003 is by and among Life Petroleum, Inc., a Florida corporation (the "Company"); The TAG Group, Inc., a Delaware corporation ("TAG"); and the holders of the outstanding capital stock of TAG identified on Schedule A hereto (the "TAG Stockholders").

                                    RECITALS:

         A. The Company is a Florida corporation having an authorized capital consisting of (i) 750,000,000 shares of common stock, par value $0.0001 per share ("Company Common Stock"), of which 160,659,100 shares have been issued and are outstanding; and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"), of which 750,000 shares of Company Preferred Stock have been or will be designated Series A Convertible Preferred Stock (the "Series A Shares"). Currently, no shares of Company Preferred Stock have been issued and are outstanding.

         B. TAG is a Delaware corporation having an authorized capital consisting of (i) 1,000 shares of common stock, par value $0.01 per share ("TAG Common Stock"), of which 700 shares have been issued and are outstanding, and
(ii) no shares of preferred stock ("TAG Preferred Stock").

         C. The respective boards of directors of the Company and TAG have approved the exchange of shares of TAG Common Stock for shares of Series A Shares pursuant to the terms of this Agreement (the "Share Exchange"), such that, immediately following the Share Exchange, the Reverse Stock Split (as defined herein) and the conversion of the Series A Shares , all as more particularly described herein, the TAG Stockholders shall hold approximately seventy-five percent (75%) of the outstanding capital stock of the Company.

         D. The Share Exchange is intended to qualify as a tax-free reorganization under Section 363 of the Internal Revenue Code of 1986, as amended, but no opinion of counsel or Internal Revenue Service determination is being obtained for such treatment and it is not a condition to Closing.

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to the Agreement in its entirety as follows:

                                    ARTICLE I
                                   DEFINITIONS

         The following terms when used in this Agreement shall have the following respective meanings:

         "5% Shareholders" has the meaning set forth in Section 5.3.

         "Agreement" has the meaning set forth in the first paragraph of this Agreement.

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         "Applicable Law" means, with respect to any Person, any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any Governmental Authority to which such person or any of its subsidiaries is bound or to which any of their respective properties is subject.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York are required or authorized by law to be closed.

         "Closing" has the meaning set forth in Section 2.2.

         "Closing Date" has the meaning set forth in Section 2.2.

         "Company" has the meaning set forth in the first paragraph of this Agreement.

         "Company Common Stock" has the meaning set forth in the Recitals.

         "Company Preferred Stock" has the meaning set forth in the Recitals.

         "Company Material Adverse Effect" has the meaning set forth in Section 5.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "Exchange Shares" means the shares of Series A Shares issued by the Company to the TAG Stockholders pursuant to the terms of this Agreement.

         "Governmental Authority" means any federal, state, local or foreign governmental or regulatory authority.

         "Lien or Encumbrance" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right, easement, servitude, transfer limit, restriction, title defect or other encumbrance.

         "Permitted Lien" means: (i) liens for taxes and other governmental charges and assessments arising in the ordinary course of business which are not yet due and payable, (ii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable and (iii) other liens or imperfections on property which are not material in amount, do not interfere with, and are not violated by, the consummation of the transactions contemplated by this Agreement, and do not impair the marketability of, or materially detract from the value of or materially impair the existing use of, the property affected by such lien or imperfection.

         "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or other entity or organization.

         "Reverse Stock Split" means the 1-for-80.32955 reverse stock split of the Company Common Stock which will be effected after consummation of the Merger.

         "SEC" means the U.S. Securities and Exchange Commission.

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         "SEC Documents" has the meaning set forth in Section 5.19.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Series A Shares" refers to the shares of Series A Convertible Preferred Stock of the Company.

         "Share Exchange" has the meaning set forth in the Recitals, as more specifically set forth in Section 2.1.

         "TAG" has the meaning set forth in the first paragraph of this Agreement.

         "TAG Common Stock" has the meaning set forth in the Recitals.

         "TAG Common Stock Certificates" has the meaning set forth in Section
2.4.

         "TAG Stockholders" has the meaning set forth in the first paragraph of this Agreement.

                                   ARTICLE II
                                    EXCHANGE

         2.1. EXCHANGE OF TAG STOCK. Upon the terms and subject to the conditions set forth in this Agreement, the Company and the TAG Stockholders agree to exchange the outstanding shares of TAG Common Stock for Series A Shares at an exchange ratio of 688.53857 shares of Series A Shares for each share of TAG Common Stock owned by each TAG Stockholder, such that each TAG Stockholder shall receive that number of Series A Shares set forth next to such holder's name on Schedule A hereto (the "Share Exchange"). The Company agrees to reserve an aggregate of 750,000 shares of Series A Shares for the Share Exchange as well as the acquisition of Convey Systems, Inc. and for potential investors.

         2.2 SERIES A SHARES. The Series A Shares shall be automatically convertible into the Company Common Stock upon approval of (i) the Reverse Stock Split of Company Common Stock, and (ii) an amendment to the Company's Articles of Incorporation related thereto. The Certificate of Designations, Preferences, Rights and Limitations with respect to the Series A Shares shall be in the form attached hereto as Exhibit 2.2 (the "Certificate of Designations"). The Certificate of Amendment shall be in a form reasonably acceptable to TAG and its counsel.

         2.3. THE CLOSING. The closing (the "Closing") of the Share Exchange shall take place simultaneously with the execution of this Agreement, or on such other date and at such other time and place as the parties hereto shall agree in writing. The date and time at which the Closing occurs is referred to herein as the "Closing Date."

         2.4. DELIVERIES BY THE COMPANY AT THE CLOSING. At the Closing, the Company shall issue and deliver all of the following:

                  (a) To each TAG Stockholder, certificate(s) representing, in the aggregate, that number of Series A Shares as set forth next to such TAG Stockholder's name on

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         Schedule A in definitive form and registered in the name of such TAG
         Stockholder or its nominee or designee and in such denominations as each TAG Stockholder shall request in writing at least two (2) Business Days prior to the Closing date.

                  (b) A certificate of good standing from the Florida Secretary of State, issued as of a date within two Business Days prior to the Closing Date, certifying that the Company is in good standing as a corporation in the State of Florida.

                  (c) Copies of the resolutions or consents of the Company's board of directors (1) approving the Certificate of Designations; (2) authorizing the execution and performance of this Agreement and the contemplated transactions by the Company, (3) authorizing the Reverse Stock Split and related Amendment to the Articles of Incorporation, (4) authorizing the issuance of 900 shares of Company Common Stock (as more specifically described in Section 5.3) and (5) electing the TAG executive officers to positions with the Company held by them with TAG, certified by the secretary or an assistant secretary of the Company as of the Closing Date.

                  (e) The resignation of Bradley W. Cassel, the sole officer and director of the Company, effective as of the first business day following the Closing Date.

         2.5. DELIVERIES BY THE TAG STOCKHOLDERS AT THE CLOSING. At the Closing, each TAG Stockholder shall deliver to the Company the certificates representing their shares of TAG Common Stock (the "TAG Common Stock Certificates") and duly executed stock powers in favor of the Company in respect of such certificates.

         2.6. DELIVERIES BY TAG AT THE CLOSING. At the Closing, TAG shall deliver to the Company all of the following:

                  (a) A certificate of good standing from the Secretary of State of the State of Delaware, issued as of a date within two Business Days prior to the Closing Date certifying that TAG is in good standing as a corporation in the State of Delaware;

                  (b) Copies of resolutions or consents of the board of directors and stockholders authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of TAG as of the Closing Date.


                                   ARTICLE III
                      CONDITIONS TO THE OBLIGATIONS OF TAG
                            AND THE TAG STOCKHOLDERS

         The obligation of TAG and each TAG Stockholder to consummate the Share Exchange is subject to the satisfaction of the following conditions as of the
Closing:

         3.1 APPROVAL OF SERIES A SHARES. The Company shall have approved and, if required, filed the Certificate of Designations.

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         3.2. EXCHANGE BY OTHER TAG STOCKHOLDERS. Each TAG Stockholder shall have tendered all of his, her or its respective TAG Common Stock Certificates for exchange pursuant to the provisions of Article II.

         3.3. ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article V hereof shall be true and correct in all material respects at and as of the Closing.

         3.4. PERFORMANCE. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date.

         3.5. APPROVAL. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to TAG and the TAG Stockholders shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

         3.6. DUE DILIGENCE. TAG shall have completed its due diligence with respect to the Company to its satisfaction.

         3.7 FINANCIAL STATEMENTS. The audit of the Company's financial statements for this year ended December 31, 2002, shall have been completed and the Company shall have filed its Annual Report on Form 10-KSB related thereto.

         3.8. NO RESTRAINT. No claim, suit, proceeding or action shall be pending or threatened challenging the transaction contemplated hereby or the authority of the parties to enter into this Agreement or to consummate the transaction.

                                   ARTICLE IV
                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

         The obligation of the Company to consummate the Share Exchange is subject to the satisfaction of the following conditions as of the Closing:

         4.1. EXCHANGE BY THE TAG STOCKHOLDERS. Each TAG Stockholder shall have tendered his, her, or its respective TAG Common Stock Certificates for exchange pursuant to the provisions of Article II.

         4.2. ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Articles VI and VII shall be true and correct in all material respects at and as of the Closing Date.

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                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to TAG and the TAG Stockholders, as of the date of this Agreement, as follows:

         5.1. ORGANIZATION AND STANDING; ARTICLES AND BYLAWS The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Florida and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as it is now conducted. The Company is duly qualified or licensed as a foreign corporation and is in good standing in all jurisdictions where the nature of its business or property makes such qualification or licensing necessary except where the failure to do so would not have a material adverse effect (financial or otherwise (a "Material Adverse Effect") on the business, property, prospects, assets or liabilities of the Company. The Company has provided to TAG copies of its Articles of Incorporation and Bylaws. Such copies are true, correct and complete and contain all amendments through the date of Closing

         5.2. CORPORATE POWER. The Company has and will have at the date of Closing, all requisite legal and corporate power to execute and deliver this Agreement and to consummate the other transactions contemplated by the terms of this Agreement, and to carry out and perform its obligations under the terms of this Agreement.

         5.3. CAPITALIZATION. The authorized capital stock of the Company consists of (i) 750,000,000 shares of Company Common Stock, of which 160,659,100 shares have been issued and are outstanding; and (ii) 5,000,000 shares of Company Preferred Stock, of which no shares have been issued and are outstanding. Notwithstanding the foregoing, the Company is required to issue an additional 900 shares of Common Stock. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and no assessable. All outstanding securities of the Company were issued in compliance with applicable federal and state securities laws. There are no preemptive rights, options or warrants or other conversion privileges or rights now outstanding to purchase or acquire any of the capital stock of the Company and no shares of the Company's capital stock are reserved for issuance. The Company is not obligated to repurchase any shares of its capital stock or any other securities. To the Company's Knowledge (as defined below), there is no agreement or understanding between any holders of in excess of five percent (5%) of the Company's outstanding securities (collectively, the "5% Shareholders") that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company and, to the Company's Knowledge, there is no agreement or understanding between any Persons (as such term is defined below) that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company. "KNOWLEDGE" means the actual knowledge of the President, the Chief Operating Officer or any other officer. "PERSON" means any individual, corporation, partnership, firm, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, estate, incorporated or unincorporated organization or other entity.

         5.4. SUBSIDIARIES. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company,

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association or other business entity. The Company is not a participant in any joint venture or similar arrangement.

         5.5. AUTHORIZATION. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company; the consummation by the Company of the other transactions contemplated hereunder or thereunder, and the performance of all of the Company's obligations under this Agreement, have been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency, and the relief of debtors or (b) general equitable principles.

         5.6. NO VIOLATION; CONSENTS.

                  (a) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including the Reverse Stock Split) do not and will not contravene any Applicable Law. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, (ii) result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of the properties or assets of the Company or (iii) violate any provision of its Articles of Incorporation or Bylaws.

                  (b) No consent, authorization or order of, or filing or registration with, any Governmental Authority or other person is required to be obtained or made by the Company for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                  (c) The Company is not subject to any statutory or contractual provision dealing with "change of control", control share acquisition, business combination, fair price, or any similar provision that would limit in any way the rights of the TAG Stockholders to the Exchange Shares.

         5.7. SECURITIES LAWS COMPLIANCE. The Company is relying on the exemption contained in Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act to exempt the Share Exchange from the registration requirements of the Securities Act. The Company is not a party or otherwise subject to any contract, arrangement or understanding requiring it to pay, and will not, directly or indirectly, make any payment of, any commission or other remuneration to any broker, dealer, sales person, agent or any other Person for soliciting the Share Exchange. In addition, no financial advisor, broker, dealer, sales person, agent or any other Person has been engaged or is authorized by the Company to express to any TAG Stockholder any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the Share Exchange.

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         5.8. LITIGATION. There are no actions, suits, proceedings or investigations pending or, to the Company's Knowledge, threatened against, the Company or its respective properties (nor, to the Company's Knowledge against any of the officers or directors of the Company) before any court, arbitrator or governmental agency which, in the case of actions, suits, proceedings or investigations pending or threatened against officers or directors of the Company, either in any case or in the aggregate, is reasonably likely to result in any Material Adverse Effect to the Company or in any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted, or in any material liability on the part of the Company, and none of which questions the validity of this Agreement, the right of the Company to enter into this Agreement or consummate the transaction contemplated hereby or thereby, or any action taken or to be taken in connection herewith or therewith. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate. Neither the Company, nor to the Company's Knowledge, any officer, key employee or 5% Shareholder of the Company, in his capacity as such, is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or any other government agency, which might, either individually or in the aggregate, result in any Material Adverse Effect to the Company.

         5.9. EMPLOYEES. Other than Bradley W. Cassel, the Company has no employees. The Company does not have any employee benefit plans.

         5.10. BROKERS OR FINDERS; OTHER OFFERS. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents', commissions or any similar charges in connection with this Agreement.

         5.11. DISCLOSURE. The Company has provided TAG and the TAG Stockholders with all the information which TAG and the TAG Stockholders have requested for deciding whether to consummate the transaction contemplated by this Agreement, and all information which the Company believes is reasonably necessary to enable the Acquiree to make such decision. No representation or warranty of the Company contained in this Agreement and the exhibits attached hereto or, any certificate furnished or to be furnished to TAG and the TAG Stockholders at the Closing or other written information furnished to the Acquiree or their counsel in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

         5.12. AGREEMENTS; ACTION.

                  (a) Except for agreements explicitly contemplated by this Agreement, there are no agreements, understandings, instruments, contracts, judgments, orders, writs, decrees or proposed transactions to which the Company is a party or by which it is bound that involve:
         (i) obligations (contingent or otherwise) of, or payments to, the Company or (ii) any contract, agreement, commitment, arrangement or understanding relating to any joint venture, partnership or sharing of profits or losses with any Person. The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

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                  (b) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock or (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $50,000 in the aggregate, except as provided herein.

                  (c) Except for the transactions contemplated herein, the Company has not engaged in the past three (3) months in any discussion
         (i) with any representative of any corporation regarding the merger of the Company with or into any such corporation, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company would be disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

         5.13. TAX RETURNS AND PAYMENTS. Except as described on Schedule 5.13, the Company has filed all federal tax returns, forms or reports. The Company has no liability for unpaid taxes other than taxes arising in the ordinary course of business. There is no claim for taxes that is a lien against the property of the Company other than a lien for taxes not yet due and payable. The Company has not been notified of any tax audit by any taxing authority.

         5.14. INTELLECTUAL PROPERTY. The Company does not own or use any intellectual property

         5.15. REGISTRATION RIGHTS. The Company has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or any other Governmental Authority.

         5.16. ANTI-DILUTION AND OTHER SHARES. No stockholder of the Company or other person or entity has any preemptive right of subscription or purchase or contractual right of first refusal or similar right with respect to any issuance of securities by the Company. The consummation of the Share Exchange will not result in the issuance of any additional shares of the Company Common Stock or the triggering of other anti-dilution or similar rights contained in any options, warrants, debentures or other securities or agreements of the Company.

         5.17. REAL PROPERTY. The Company does not own, lease, sublease, or otherwise have an interest in real property.

         5.18. SEC DOCUMENTS. Since August 12, 1988, the Company has been an issuer required to file reports under Section 13(a) of the Exchange Act. The Company has filed with the SEC all reports, statements, exhibits and other documents (collectively, the "SEC Documents") required to be filed by reporting companies pursuant to the Securities Act and the Exchange Act. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, each as in effect on the date so filed, and at the time filed with the SEC none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as of their respective dates as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except in the case of the unaudited statements, as permitted by Form 10-QSB under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company as at the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

         5.19 FINANCIAL STATEMENTS. Exhibit as described on Schedule 5.19, the financial statements of the Company included in the Company's SEC Documents (the "Company Financial Statements") are complete and correct in all material respects as of their respective dates, comply in all material respects with the Exchange Act and the rules and regulations of the SEC promulgated thereunder and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act), present fairly the financial condition of the Company as of the indicated dates and the results of operations of the Company for the indicated periods, are correct and complete in all material respects as of their respective dates, and are consistent with the books and records of the Company, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

         5.20 EVENTS SUBSEQUENT TO FINANCIAL STATEMENTS. Since December 31, 2002, the Company has conducted its business in the ordinary course of business and there has not occurred (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or would result in, a Material Adverse Effect on the Company; (ii) any acquisition, sale or transfer of any asset material to the ongoing business of the Company other than in the ordinary course of business; (iii) any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company, or any revaluation by the Company of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the Company capital stock, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its shares of the Company capital stock; (v) any contract entered into by the Company or any of its Subsidiaries, other than in the ordinary course of business, or any amendment or termination of, or default under, any contracts to which the Company is a party or by which it is bound, which individually or in the aggregate would have a Material Adverse Effect on the Company; (vi) any negotiation or agreement by the Company to do any of the things described in the preceding clauses (i) through
(vi) (other than negotiations with the Acquiree).

         5.21 COMPLIANCE WITH INSTRUMENTS AND LAWS: NONE BURDENSOME. The Company is not in material violation of, or default under, any term of its Certificate of Incorporation or Bylaws, each as amended and in effect on and as of the date of this Agreement and the date of Closing, or in material violation of, or default under, any law or regulation, or any term or provision of any mortgage, deed, of trust or other contract, agreement or instrument to which the Company is a party, which violation or default has had or could reasonably be expected to have a Material Adverse Effect on the Company. The execution, delivery and performance by the Company of, and the compliance by the Company with, this Agreement, and the consummation of the transactions contemplated hereby, have not resulted and will not result in any material violation or breach of, or conflict with, or constitute a material default under any such violation or breach of, or conflict with, or constitute a material default under any such instruments or laws, or, except as contemplated by this Agreement, result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or non renewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

         5.22 ISSUANCE OF SHARES. As of the Closing Date, all of the shares of Company Common Stock to be delivered to the TAG Stockholders will be free and clear of all taxes, liens, encumbrances, charges or assessments of any kind and shall not be subject to preemptive rights, tag-along rights, or similar rights of any of the stockholders of the Company. As of the Closing Date, such shares will be legally and validly issued in compliance with all applicable U.S. federal and state securities laws, and will be, when issued, fully paid and nonassessable shares of Company Common Stock.

         5.23 LIABILITIES. Except as set forth in the SEC Documents, to the Knowledge of the Company, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a balance sheet of the Company or in the notes thereto, other than liabilities and obligations incurred in the ordinary course of business since December 31, 2003.

         5.24 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon the Company which has had in the past or would have in the future the effect of prohibiting or impairing (i) any current business practice of the Company, (ii) any acquisition of property by the Company in the future or (iii) the conduct of business by (A) the Company as currently conducted by the Company.


                                   ARTICLE VI
             REPRESENTATIONS AND WARRANTIES OF THE TAG STOCKHOLDERS

          As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, each TAG Stockholder, jointly and severally represents and warrants to the Company, as of the date of this Agreement, as follows:

         6.1. TITLE; AUTHORITY; ENFORCEABILITY.

                  (a) Such TAG Stockholder has the full power and authority to exchange, assign and transfer its TAG Common Stock proposed to be exchanged hereunder and to acquire the Exchange Shares issuable upon exchange of such TAG Common Stock and when the same are accepted for exchange, the Company will acquire good and unencumbered title to such TAG Common Stock, free and clear of all Liens or Encumbrances created by such TAG Stockholder. Such TAG Stockholder acknowledges that the number of shares of TAG Common Stock held by him, her or it identified in Schedule A is correct and reflects all of the securities of TAG held by such stockholder.

                  (b) Such TAG Stockholder has duly executed and delivered this Agreement. This Agreement constitutes, assuming the due execution by the Company and TAG, the legal, valid and binding obligation of such TAG Stockholder, enforceable against such TAG Stockholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (c) Such TAG Stockholder will, upon request, execute and deliver any additional documents deemed by the Company to be reasonably necessary to more fully evidence the exchange, assignment and transfer of the TAG Preferred Stock contemplated hereby.

         6.2. NO CONFLICTS; CONSENTS. The execution, delivery and performance by such TAG Stockholder of this Agreement will not conflict with, constitute a breach of, or default under, or violate any provision of any agreement, indenture, mortgage, or other instrument to which such TAG Stockholder is a party or by which such TAG Stockholder is or may be bound or to which any of such TAG Stockholder's property or assets is subject, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to such TAG Stockholder or to any property or assets of such TAG Stockholder. No consent, authorization or order of, or filing or registration with, any Governmental Authority or other person is required to be obtained or made by such TAG Stockholder for the execution, delivery and performance by such TAG Stockholder of this Agreement or the consummation of the transactions contemplated hereby.

         6.3.     TAG STOCKHOLDER ACKNOWLEDGEMENTS.

                  (a) Such TAG Stockholder understands that the issuance of the Exchange Shares by the Company to such TAG Stockholder is intended to be exempt from registration under the Securities Act pursuant to Regulation D and Section 4(2) thereof. Accordingly, such TAG Stockholder acknowledges that the Exchange Shares to be issued and delivered to such TAG Stockholder in accordance with the terms and subject to the conditions of this Agreement have not been and will not be registered under the Securities Act or any state securities laws and may not be sold or otherwise transferred without compliance with the Securities Act and any applicable state securities laws. Such TAG Stockholder further represents, warrants and covenants that (i) the Exchange Shares are being acquired solely for his/her own account only, for investment purposes only, and not with a view to the distribution or public offering thereof, nor with any intention of selling the same immediately or at any particular future time and (ii) none of the Exchange Shares will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with the Securities Act and any applicable state securities laws and will contain a restrictive legend to such effect.

                  (b) Such TAG Stockholder has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Exchange Shares and such TAG Stockholder is capable of bearing the economic risks of such investment.

                  (c) Such TAG Stockholder is an "accredited investor," as such term is defined in Regulation D under the Securities Act.

                  (d) Such TAG Stockholder has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of this transaction, as well as to obtain any information requested by such TAG Stockholder. Any questions raised by such TAG Stockholder concerning the transactions contemplated by this Agreement have been answered to the satisfaction of such TAG Stockholder. Such TAG Stockholder's decision to enter into the transactions contemplated hereby is based in part on the answers to such questions as such TAG Stockholder has raised concerning the transaction and on such TAG Stockholder's own evaluation of the risks and merits of the purchase and the Company's proposed business activities.

                  (e) Such TAG Stockholder understands that no Governmental Authority has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the Exchange Shares.

                  (f) Such TAG Stockholder understands that it is his, her or its responsibility to obtain its own legal and financial advisors (including tax advisors) with respect to this Agreement and the transactions contemplated hereby, and that Panza, Maurer & Maynard, P.A. is representing only TAG in connection with this Agreement and not any individual TAG Stockholder.

         6.4 BALANCE SHEET. The unaudited balance sheet of TAG as of April 30, 2003 as set forth on Exhibit 6.4 presents fairly the financial condition of TAG as of such date, is correct and complete in all material respects as of such date, and is consistent with the books and records of TAG.

                                   ARTICLE VII
                      REPRESENTATIONS AND WARRANTIES OF TAG

         As an inducement to, and to obtain the reliance of the Company, TAG represents and warrants as follows:

         7.1. ORGANIZATION AND STANDING; ARTICLES AND BYLAWS. TAG is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. TAG has the requisite corporate power to own and operate its properties and assets, and to carry on its business as now conducted. TAG is duly qualified or licensed as a foreign corporation and is in good standing in all jurisdictions where the nature of its business or property makes such qualification or licensing necessary except where the failure to do so would not have a Material Adverse Effect on the business, property, prospects, assets or liabilities of TAG has made available to the Company copies of its Certificate of Incorporation and Bylaws. Said copies are true, correct and complete and contain all amendments through the date of Closing.

         7.2. CORPORATE POWER. TAG has, and will have at the date of Closing, all requisite legal and corporate power to execute and deliver this Agreement and to consummate the other transactions contemplated by the terms of this Agreement, and to carry out and perform its obligations under the terms of this Agreement.

         7.3. CAPITALIZATION.

                  (a) The authorized capital stock of TAG consists of: 1,000 shares of TAG Common Stock, of which 700 shares are issued and outstanding; and no shares of preferred stock. All issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. All outstanding securities of TAG were issued in compliance with applicable federal and state securities laws.

                  (b) TAG is a party to that certain Agreement and Plan of Reorganization dated May 29, 2003, by and among TAG, TAG Acquisition Corp.; Convey Systems, Inc. ("Convey"); River Cities Capital Fund II Limited Partnership; Convergys Corporation and HV Equity Investments, LLC (the "Convey Agreement") attached hereto as Exhibit 7.3, pursuant to which Convey will become a wholly owned subsidiary of TAG. In connection with the Convey Agreement, TAG is required to issue shares of convertible preferred stock to certain stockholders of Convey in exchange for their shares of Convey. It is contemplated that the Convey Agreement will be consummated shortly after the Closing Date. Except as provided for in the Convey Agreement, there are no preemptive rights, options or warrants or other conversion privileges or rights now outstanding to purchase or acquire any of the capital stock of TAG and no shares of TAG's capital stock are reserved for issuance. TAG is not obligated to repurchase any shares of its capital stock or any other securities.

                  (c) To TAG's knowledge, there is no agreement or understanding between any holders of in excess of five percent (5%) of TAG's outstanding securities (collectively, the "5% Shareholders") that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of TAG, and, to TAG's Knowledge, there is no agreement or understanding between any Persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of TAG.

         7.4. SUBSIDIARIES. Except as described on Schedule 7.4, TAG does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association or other business entity. TAG is not a participant in any joint venture or similar arrangement.

         7.5. AUTHORIZATION. All corporate action on the part of TAG, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by TAG; the consummation by TAG of the other transactions contemplated hereunder or thereunder, and the performance of all of TAG's obligations under this Agreement, have been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by TAG, shall constitute the valid and binding obligation of TAG enforceable against TAG in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency, and the relief of debtors or (b) general equitable principles.

         7.6. NO VIOLATION; CONSENTS.

                  (a) The execution, delivery and performance by TAG of this Agreement and the consummation of the transactions contemplated hereby do not and will not contravene any Applicable Law. The execution, delivery and performance by TAG of this

         Agreement and the consummation of the transactions contemplated hereby will not (i) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which TAG is a party or by which it is bound or to which any of its properties or assets is subject, (ii) result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of the properties or assets of TAG or (iii) violate any provision of its Articles of Incorporation or Bylaws.

                  (b) No consent, authorization or order of, or filing or registration with, any Governmental Authority or other person is required to be obtained or made by TAG for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         7.7. LITIGATION. There are no actions, suits, proceedings or investigations pending or, to TAG's Knowledge, threatened against, TAG or its properties (nor, to TAG's knowledge against any of the officers or directors of TAG) before any court, arbitrator or governmental agency which, in the case of actions, suits, proceedings or investigations pending or threatened against officers or directors of TAG, either in any case or in the aggregate, is reasonably likely to result in any Material Adverse Effect to TAG or in any material impairment of the right or ability of TAG to carry on its business as now conducted or as proposed to be conducted, or in any material liability on the part of TAG, and none of which questions the validity of this Agreement, the right of TAG to enter into this Agreement or consummate the transactions contemplated hereby or thereby, or any action taken or to be taken in connection herewith or therewith. TAG is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by TAG currently pending or which TAG intends to initiate. Neither TAG, nor to TAG's Knowledge, any officer, key employee or 5% Shareholder of TAG, in his capacity as such, is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or any other government agency, which might, either individually or in the aggregate, result in any material Adverse Effect to the Company.

         7.8. EMPLOYEES. TAG has no employment contracts with any of its employees. TAG has no employee benefit plans, including any deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement, now in force.

         7.9. BROKERS OR FINDERS; OTHER OFFERS. TAG has not incurred, and will not incur, directly or indirectly, as a result of any action taken by TAG, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         7.10. DISCLOSURE. TAG has provided the Company with all the information which the Company has requested for deciding whether to consummate the transaction contemplated by this Agreement. No representation or warranty of TAG contained in this Agreement and the exhibits attached hereto or, any certificate furnished or to be furnished to the Company at the Closing or other written information furnished to the Company or its counsel in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

         7.11. AGREEMENTS; ACTION.

                  (a) Except for the Convey Agreement and agreements explicitly contemplated by this Agreement, there are no agreements, understandings, instruments, contracts, judgments, orders, writs, decrees or proposed transactions to which TAG is a party or by which it is bound that involve: (i) obligations (contingent or otherwise) of, or payments to, TAG in excess of $50,000 or (ii) any contract, agreement, commitment, arrangement or understanding relating to any joint venture, partnership or sharing of profits or losses with any Person. TAG is not a guarantor or indemnitor of any indebtedness of any other Person.

                  (b) TAG has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock or (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $50,000 in the aggregate.

         7.12. TAX RETURNS AND PAYMENTS. TAG has not yet been required by law to file any tax return with any federal, state or local authority.

         7.13. INTELLECTUAL PROPERTY. TAG owns no intellectual property.

         7.14. REGISTRATION RIGHTS. TAG has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of TAG registered with the SEC or any other governmental authority.

         7.15. ANTI-DILUTION AND OTHER SHARES. Except as described in the Convey Agreement, no stockholder of TAG or other person or entity has any preemptive right of subscription or purchase or contractual right of first refusal or similar right with respect to any issuance of securities by TAG. The consummation of the Share Exchange will not result in the issuance of any additional shares of TAG Common Stock or the triggering of other anti-dilution or similar rights contained in any options, warrants, debentures or other securities or agreements of TAG.

         7.16. REAL PROPERTY. TAG does not own, lease, sublease, or otherwise have an interest in real property.

                                  ARTICLE VIII
                             POST-CLOSING COVENANTS

         8.1 FUNDING. New management of the Company shall use its best efforts to conclude funding to the Company within 120 days after Closing, such private placement to be in the principal amount of at least $1,500,000 for shares of Company Preferred Stock convertible into not more than 1,500,000 shares of Company Common Stock or on such other terms as shall reasonably be negotiated.

         8.2 LISTING THE COMPANY COMMON STOCK. New management of the Company agrees to use its best efforts to file the appropriate documents and to take the appropriate action to cause the Company Common Stock to be listed on the OTC Electronic Bulletin Board or other exchange.

         8.3 FORM 8-K. New management will use its best efforts to timely file the Current Report on Form 8-K required under the Exchange Act.

         8.4 COMPANY MATTERS. After the Closing, Bradley Cassel will cooperate with new management of the Company in connection with the following: (i) the filing of the Company's tax return for the year ended December 31, 2002, (ii) the filing of the Company's Form 10-QSB for the quarter ended March 31, 2003,
(iii) the issuance of the shares referred to Section 5.3 of this Agreement, (iv) the filing and approval of the Information Statement with respect to the Reverse Stock Split and related Articles of Amendment to the Company's Articles of Incorporation, and (v) such other matters as the Company shall reasonably request.


                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1. NOTICES. Any notices and other communications required to be given pursuant to this Agreement shall be in writing and shall be effective upon delivery by hand (against written receipt) or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one of the other means specified in this Section 8.1 as promptly as practicable thereafter). Notices are to be addressed as follows:

         If to the Company to:

                  Life Petroleum, Inc.
                  6790 SW 76 Terrace
                  South Miami, Florida 33143
                  Attention:  Bradley W. Cassel
                  Telephone: (305) 667-0441
                  Facsimile: (305) 446-2926

                  With a copy to:

                  Robert L.B. Diener, Esquire
                  122 Ocean Park Blvd. # 307
                  Santa Monica, CA 90405
                  Telephone:  (310) 396-1691
                  Facsimile:  (310) 396-8608

         If to TAG to:

                  The TAG Group, Inc.
                  7810 Ballantyne Commons Parkway, Suite 300
                  Charlotte, North Carolina 28277
                  Telephone: (704) 319-2220
                  Facsimile:  (704) 540-5628

         With a copy to:

                  Panza, Maurer & Maynard, P.A.
                  3600 North Federal Highway
                  Third Floor, Bank of America Building
                  Fort Lauderdale, Florida 33308
                  Attn:  Linda C. Frazier
                  Telephone:  (954) 390-0100
                  Facsimile:  (954) 390-7991

         If to the TAG Stockholders to the addresses set forth next to their names on the signature pages hereto; or to such other respective addresses as any of the parties hereto shall designate to the others by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

         9.2. FEES AND EXPENSES. Each of the parties hereto shall pay its own respective fees and expenses (including, without limitation, the fees and disbursements of any attorneys, accountants, investment bankers, consultants or other representatives) incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated.

         9.3. SPECIFIC PERFORMANCE. Each party hereto acknowledges and agrees that in the event of any breach or default by a party under this Agreement, the other parties hereto would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that in such case
(i) each defaulting party hereto will waive, in any action, suit or proceeding for specific performance or other relief referred to in this paragraph, the defense of adequacy of money damages or a remedy at law, and (ii) the other non-defaulting parties shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity or otherwise, to compel specific performance of this Agreement or to obtain a temporary restraining order, preliminary and permanent injunction or other equitable relief or remedy, in any action, suit or proceeding instituted in any state or federal court.

         9.4. ENTIRE AGREEMENT; WAIVERS AND AMENDMENTS. This Agreement (including the documents and instruments referred to herein) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements, representations and understandings with respect thereto, including, but not limited to, the Original Agreement. This Agreement may only be amended or modified, and the terms hereof may only be waived, by a writing signed by each party hereto or, in the case of a waiver, by the party entitled to the benefit of the terms being waived.

         9.5. ASSIGNMENT; BINDING EFFECT. This Agreement may not be assigned or delegated, in whole or in part, by either party hereto without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         9.6. SEVERABILITY. If any provision of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent declared invalid or unenforceable without affecting the validity or enforceability of the other provisions of this Agreement, and the remainder of this

Agreement shall remain binding on the parties hereto (so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party). Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

         9.7. NO THIRD PARTY BENEFICIARIES. This Agreement is for the benefit of the parties hereto and is not intended to confer upon any other Person any rights or remedies hereunder.

         9.8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida.

         9.9. INTERPRETATION. This Agreement is the result of arms-length negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Agreement, there shall be no presumption that the Agreement was prepared by any one party or that the Agreement shall be construed in favor of or against any one party.

         9.10. CAPTIONS. The Article and Section headings in this Agreement are inserted for convenience of reference only, and shall not affect the interpretation of this Agreement.

         9.11. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                           [SIGNATURE PAGE TO FOLLOW]

          IN WITNESS WHEREOF, each of the parties has executed this Share Exchange Agreement as of the date first written above.

                                        LIFE PETROLEUM, INC.

                                        By: /s/ Bradley W. Cassel
                                            ---------------------
                                            Name: /s/ Bradley W. Cassel
                                                  ---------------------
                                            Title: President
                                                   ---------


                                        THE TAG GROUP, INC.

                                        By: /s/ Doyal Bryant
                                            ----------------
                                            Name: Doyal Bryant
                                                  ------------
                                            Title: President
                                                   ---------


                                        TAG STOCKHOLDERS:

                                            /s/ Richard D. Salpeter
                                            -----------------------
                                            Richard D. Salpeter

                                            /s/ Deanna R. Salpeter
                                            ----------------------
                                            Deanna R. Salpeter

                                            /s/ Doyal Bryant
                                            ----------------
                                            Doyal Bryant

                                            /s/ Deborah J. Bryant
                                            ---------------------
                                            Deborah J. Bryant

   SCHEDULE OF EXCEPTIONS TO SHARE EXCHANGE AGREEMENT DATED AS OF JUNE 4, 2003
    AMONG THE TAG GROUP, INC.; LIFE PETROLEUM, INC. AND THE TAG STOCKHOLDERS

         Disclosures included in this Schedule of Exceptions shall be considered to be made for purposes of all other schedules to the Agreement to the extent that the relevance of any disclosure to any other schedule is reasonably apparent from the text of such disclosure. Notwithstanding the use of the terms "material" and "Material Adverse Effect" in the Share Exchange Agreement, the inclusion of any particular disclosure in the attached schedules shall not, of itself, mean that the item or matter so disclosed is material or would be likely to have a Material Adverse Effect.

                                   SCHEDULE A

                                            SHARES OF TAG
TAG STOCKHOLDERS                            COMMON STOCK         SERIES A SHARES

Deanna R. and Richard D. Salpeter, TBTE          280                192,790.920

Deborah J. and Doyal G. Bryant, TBTE             420                289,186.380

                                    EXHIBIT A

                    ARTICLES OF INCORPORATION OF THE COMPANY


                                  See attached

                                    EXHIBIT A

                    ARTICLES OF INCORPORATION OF THE COMPANY


                                  See attached

                                   EXHIBIT 2.2

                 CERTIFICATE OF DESIGNATIONS FOR SERIES A SHARES


                                  See attached

                                   EXHIBIT 6.4

                                TAG BALANCE SHEET


                                  See attached

                                   EXHIBIT 7.3

                       CONVEY AGREEMENT AND PLAN OF MERGER

                                  See attached

                                  SCHEDULE 5.13

                               COMPANY TAX RETURNS


             The Tax Return for 2002 has not been prepared or filed.

                                  SCHEDULE 5.19

                          COMPANY FINANCIAL STATEMENTS


         The company financial statements do not reflect the following accounts payable:

         -        $300 due to Michael Jordan

         -        $2,000 due to Richard Salpeter

         - Approximately $1,000 will be due to Salberg & Company, P.A. as fees and expenses for filing the Company's Form 10-QSB for the quarter ended March 31, 2003

         - $2,500 due to Robert L.B. Diener, attorney for the Company, in connection with this transaction

                                  SCHEDULE 7.4

                                TAG SUBSIDIARIES


         TAG Acquisition Corp., a Florida corporation